UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2025

MARINE PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-16263	58-2572419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (404) 321-7910

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2025, in order to facilitate the declassification of the Company’s Board of Directors, each of Richard A. Hubbell, John F. Wilson, Timothy C. Rollins, Susan R. Bell, Amy R. Kreisler, and Stephen E. Lewis tendered his or her resignation from the Board of Directors effective immediately following the filing of the Marine Products Corporation (the “Company”) Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware that effected the declassification, solely for the purpose of shortening their terms as directors of the Company in order that each such director could then be reappointed to the Board for a one-year term that would expire at the 2026 Annual Meeting. The Amended and Restated Certificate of Incorporation was approved by the stockholders at the 2025 Annual Meeting, and it was filed with the Secretary of State of Delaware on April 22, 2025. The resignations described above were tendered on April 22, 2025 and became effective on that date. Subsequently, on April 22, 2025, the remaining directors re-elected Richard A. Hubbell, John F. Wilson, Timothy C. Rollins, Susan R. Bell, Amy R. Kreisler, and Stephen E. Lewis to fill the vacancies on the Board and to serve a one-year term expiring at the 2026 Annual Meeting of Stockholders or until their successors are elected. Their Board committee assignments remain unchanged. No committee assignments have been made yet for Mr. Lewis.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders of the Company was held on April 22, 2025. At the Annual Meeting the stockholders of the Company (i) elected four Class III Nominees to the Board of Directors; (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; (iii) voted to amend our Certificate of Incorporation to declassify the Board; (iv) voted to remove a provision from our Certificate of Incorporation specifying the requirements to call a special meeting of stockholders; (v) voted to remove a provision from our Certificate of Incorporation requiring a 66.7% stockholder vote to remove directors; and (vi) voted to remove a provision from our Certificate of Incorporation requiring a 66.7% stockholder vote to amend our Bylaws.

The voting results for each proposal are as follows:

1.	To elect the four Class III Nominees to the Board of Directors:

	For	Withheld	Broker Non-Vote
Class III Nominees:
Susan R. Bell	30,485,918	187,244	1,676,518
Amy R. Kreisler	29,673,990	999,172	1,676,518
Stephen E. Lewis	30,491,430	181,732	1,676,518
Timothy C. Rollins	29,130,456	1,542,706	1, 676,518

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. There were no broker non-votes with respect to this proposal:

For	Against	Abstain
32,318,282	21,269	10,129

3.	To amend our Certificate of Incorporation to declassify the Board:

For	Against	Abstain	Broker Non-Vote
30,568,954	95,887	8,321	1,676,518

4.	To remove a provision from our Certificate of Incorporation specifying the requirements to call a special meeting of stockholders:

For	Against	Abstain	Broker Non-Vote
29,473,099	1,187,386	12,675	1,676,520

5.	To remove a provision from our Certificate of Incorporation requiring a 66.7% stockholder vote to remove directors:

For	Against	Abstain	Broker Non-Vote
26,610,393	4,006,073	56,695	1,676,519

6.	To remove a provision from our Certificate of Incorporation requiring a 66.7% stockholder vote to amend our Bylaws:

For	Against	Abstain	Broker Non-Vote
26,591,746	4,024,881	56,531	1,676,522

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marine Products Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Products Corporation

Date: April 24, 2025	/s/ Michael L. Schmit
Michael L. Schmit
Vice President, Chief Financial Officer and Treasurer